EXHIBIT 2
                                                                       ---------

                          AGREEMENT AND PLAN OF MERGER

                                 By and Between

                            POCAHONTAS BANCORP, INC.

                                       And

                         NORTH ARKANSAS BANCSHARES, INC.


                          Dated as of November 20, 2001











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                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I
         CERTAIN DEFINITIONS...................................................2
         Section 1.01 Definitions..............................................2

ARTICLE II
         THE MERGER AND EXCHANGE OF SHARES.....................................6
         Section 2.01  Conversion and Exchange of Shares.......................6
         Section 2.02  The Exchange Ratio......................................7
         Section 2.04  Authorization for Issuance of Pocahontas Bancorp
                       Common Stock; Exchange of Certificates..................7
         Section 2.05  No Fractional Shares....................................9
         Section 2.06  Stock Options...........................................9

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF NARK...............................10
         Section 3.01  Organization...........................................10
         Section 3.02  Capitalization.........................................11
         Section 3.03  Authority; No Violation................................11
         Section 3.04  Consents...............................................12
         Section 3.05  Financial Statements...................................12
         Section 3.06  Taxes..................................................13
         Section 3.07  No Material Adverse Effect.............................13
         Section 3.08  Contracts..............................................13
         Section 3.09  Ownership of Property; Insurance Coverage..............14
         Section 3.10  Legal Proceedings......................................15
         Section 3.11  Compliance With Applicable Law.........................15
         Section 3.12  Employee Benefit Plans.................................16
         Section 3.13  Brokers, Finders and Financial Advisors................18
         Section 3.14  Environmental Matters..................................18
         Section 3.15  Loan Portfolio.........................................19
         Section 3.16  Information to be Supplied.............................19
         Section 3.17  Securities Documents...................................19
         Section 3.18  Related Party Transactions.............................19
         Section 3.19  Schedule of Termination Benefits.......................19
         Section 3.20  Loans..................................................19
         Section 3.21  Antitakeover Provisions Inapplicable...................20
         Section 3.22  Fairness Opinion.......................................20

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF POCAHONTAS BANCORP.................20
         Section 4.01  Organization...........................................20
         Section 4.02  Capitalization.........................................21
         Section 4.03  Authority; No Violation................................21
         Section 4.04  Consents...............................................22
         Section 4.05  Financial Statements...................................22
         Section 4.06  Taxes..................................................23


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         Section 4.07  No Material Adverse Effect.............................23
         Section 4.08  Ownership of Property; Insurance Coverage; Contracts...23
         Section 4.09  Legal Proceedings......................................24
         Section 4.10  Compliance With Applicable Law.........................24
         Section 4.11  Information to be Supplied.............................25
         Section 4.12  ERISA and Employment Arrangements......................25
         Section 4.13  Securities Documents...................................26
         Section 4.14  Environmental Matters..................................26
         Section 4.15  Loan Portfolio.........................................26
         Section 4.16  Brokers, Finders and Financial Advisors................26
         Section 4.17  Loans..................................................27
         Section 4.18  Antitakeover Provisions Inapplicable...................27
         Section 4.19  Fairness Opinion.......................................27
         Section 4.20  Related Party Transactions.............................27

ARTICLE V
         COVENANTS OF THE PARTIES.............................................27
         Section 5.01. Conduct of NARK's Business.............................27
         Section 5.02. Access; Confidentiality................................30
         Section 5.03. Regulatory Matters and Consents........................31
         Section 5.04. Taking of Necessary Action.............................31
         Section 5.05. Certain Agreements.....................................32
         Section 5.06. No Other Bids and Related Matters......................33
         Section 5.07. Duty to Advise; Duty to Update NARK's
                       Disclosure Schedule....................................34
         Section 5.08. Conduct of Pocahontas Bancorp's Business...............34
         Section 5.09. Board and Committee Minutes............................34
         Section 5.10. Undertakings by Pocahontas Bancorp and NARK............34
         Section 5.11. Employee and Termination Benefits; Directors
                       and Management.........................................36
         Section 5.12. Duty to Advise; Duty to Update Pocahontas Bancorp's
                       Disclosure Schedule....................................38
         Section 5.13. Affiliate Letter.......................................38

ARTICLE VI
         CONDITIONS...........................................................38
         Section 6.01. Conditions to NARK's Obligations under
                       this Agreement.........................................38
         Section 6.02. Conditions to Pocahontas Bancorp's Obligations
                       under this Agreement...................................40

ARTICLE VII
         TERMINATION, WAIVER AND AMENDMENT....................................41
         Section 7.01  Termination............................................41
         Section 7.02  Effect of Termination..................................42

ARTICLE VIII
         MISCELLANEOUS........................................................42
         Section 8.01. Expenses...............................................42
         Section 8.02. Non-Survival of Representations and Warranties.........42
         Section 8.03. Amendment, Extension and Waiver........................42
         Section 8.04. Entire Agreement.......................................43
         Section 8.05. No Assignment..........................................43
         Section 8.06. Notices................................................43
         Section 8.07. Captions...............................................44
         Section 8.08. Counterparts...........................................44


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         Section 8.09. Severability...........................................44
         Section 8.10. Governing Law..........................................44

Exhibits:
         Exhibit A                  Stock Option Agreement
         Exhibit B                  Form of NARK Voting Agreement
         Exhibit 2.1                Agreement of Merger
         Exhibit 5.11(d)(1)         Termination Agreement and Release
         Exhibit 5.11(d)(2)         Snider Employment Agreement
         Exhibit 5.13               NARK Affiliate Letter
         Exhibit 6.1                Form of Opinion of Counsel for Pocahontas
                                    Bancorp
         Exhibit 6.2                Form of Tax Opinion of Luse Lehman Gorman
                                    Pomerenk & Schick, P.C.
         Exhibit 6.3                Form of Opinion of Counsel for NARK


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                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 20, 2001, is by and between Pocahontas Bancorp, Inc., a Delaware corporation ("Pocahontas Bancorp" or the "Company") and North Arkansas Bancshares, Inc., a Tennessee corporation ("NARK"). Each of Pocahontas Bancorp and NARK is sometimes individually referred to herein as a "party," and Pocahontas Bancorp and NARK are sometimes collectively referred to herein as the "parties."

                                    RECITALS

         1. Pocahontas Bancorp, a unitary savings and loan holding company, with principal offices in Pocahontas, Arkansas, owns all of the issued and outstanding capital stock of First Community Bank, a federally chartered savings bank ("FCB"), with principal offices in Jonesboro, Arkansas.

         2. NARK, a unitary savings and loan holding company, with principal offices in Newport, Arkansas, owns all of the issued and outstanding capital stock of Newport Federal Savings Bank, a federally chartered savings bank ("Newport Federal"), with principal offices in Newport, Arkansas.

         3. The Board of Directors of each of Pocahontas Bancorp and NARK deem it advisable and in the best interests of Pocahontas and NARK, and their respective stockholders, to consummate the business combination contemplated by this Agreement in which NARK shall be merged with and into Pocahontas Bancorp (the "Company Merger"), with Pocahontas Bancorp being the surviving corporation, in a stock-for-stock merger so that the respective stockholders of NARK will have a continuing equity ownership in Pocahontas Bancorp.

         4. FCB and Newport Federal will enter into an Agreement of Merger (the "Bank Merger Agreement") providing for the merger (the "Bank Merger") of Newport Federal with and into FCB, with FCB as the surviving institution, and it is intended that the Bank Merger be consummated immediately following consummation of the Company Merger.

         5. As an inducement to Pocahontas Bancorp to enter into this Agreement, NARK and Pocahontas Bancorp have entered into a Stock Option Agreement dated as of even date herewith pursuant to which NARK will grant Pocahontas Bancorp the right to purchase certain shares of NARK Common Stock.

         6. The parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with Company Merger, and the other transactions contemplated by this Agreement, the Bank Merger Agreement and the Stock Option Agreement (collectively, the "Merger Documents").

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:





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                                    ARTICLE I
                               CERTAIN DEFINITIONS

         Section 1.01 Definitions. Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Affiliate" means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

                  "Agreement" means this agreement, and any amendment or supplement hereto.

                  "Applications" means the applications for regulatory approval which are required by the transactions contemplated hereby.

                  "Bank Merger" means the merger of Newport Federal with and into FCB, with FCB as the surviving institution.

                  "Bank Merger Effective Date" shall mean the date on which the articles of combination for the Bank Merger are endorsed by the OTS pursuant to Section 552.12(k) of the OTS regulations.

                  "Closing Date" means the date determined by Pocahontas Bancorp, in its sole discretion, upon five (5) days prior written notice to NARK, but in no event later than thirty (30) days after the last condition precedent pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or such other date as to which Pocahontas Bancorp and NARK shall agree.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company Merger" means the merger of NARK with and into Pocahontas Bancorp, with Pocahontas Bancorp being the surviving corporation, in a tax-free, stock-for-stock merger transaction.

                  "Company Merger Effective Date" means that date upon which (i) the certificate of merger is filed with the Delaware Secretary of State, or as otherwise stated in the certificate of merger, in accordance with Section 251 of the DGCL, and (ii) articles of merger or exchange are filed with the Tennessee Secretary of State in accordance with Sections 48-21- 107 and 48-21-109 of the Tennessee General Corporation Act.

                  "Compensation and Benefit Plans" shall have the meaning given to such term in Section 3.12 of this Agreement.

                  "DGCL" means the Delaware General Corporation Law.

                  "Environmental Laws" means any Federal or state law, statute, rule, regulation, code, order, judgment, decree, injunction, common law or agreement with any Federal or state governmental authority relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply,


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         surface land, subsurface land, plant and animal life or any other natural resource), (ii) human health or safety, or (iii) exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, hazardous substances, in each case as amended and now in effect.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

                  "Exchange Agent" means the entity selected by Pocahontas Bancorp and agreed to by NARK, as provided in Section 2.01(b) of this Agreement.

                  "Exchange Ratio" shall have the meaning given to such term in
         Section 2.02 of this Agreement.

                  "FDIA" means the Federal Deposit Insurance Act, as amended.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "GAAP" means generally accepted accounting principles as in effect at the relevant date and consistently applied.

                  "IRC" means the Internal Revenue Code of 1986, as amended.

                  "IRS" means the Internal Revenue Service.

                  "Material Adverse Effect" shall mean, with respect to Pocahontas Bancorp or NARK, any adverse effect on its assets, financial condition or results of operations which is material to its assets, financial condition or results of operations on a consolidated basis, except for any material adverse effect caused by (i) any change in the value of the assets of Pocahontas Bancorp or NARK resulting from a change in interest rates generally, (ii) any individual or combination of changes occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change(s) affect(s) financial institutions generally, or (iii) actions and omissions of a party (or any of its Subsidiaries) taken with the prior written consent of the other party to this Agreement and the direct effects of compliance with this Agreement on the operating performance of the party, including expenses incurred by such party in consummating the transactions contemplated by this Agreement.

                  "Merger Consideration" has the meaning given to that term in
         Section 2.01(a)(i) of this Agreement.

                  "NARK Common Stock" means the common stock of NARK described in Section 3.02(a) of this Agreement.

                  "NARK Disclosure Schedules" means the disclosure schedules delivered by NARK to Pocahontas Bancorp pursuant to Article III of this Agreement.

                  "NARK Dissenting Shares" means any shares of NARK Common Stock held by dissenting shareholders within the meaning of Chapter 23 of the TGCA.



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                  "NARK Financials" means (i) the audited consolidated financial statements of NARK as of June 30, 2001 and 2000 and for the two years ended June 30, 2001, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of NARK as of each calendar quarter thereafter.

                  "NARK Perfected Dissenting Shares" means any NARK Dissenting Shares which the holders thereof have not withdrawn or caused to lose their status as NARK Dissenting Shares.

                  "NARK Regulatory Reports" means the Quarterly Thrift Financial Reports of Newport Federal and accompanying schedules for each calendar quarter, beginning with the quarter ended September 30, 2000, through the Closing Date, as filed with the OTS, and any Current or Annual Reports on Form H(b)-11 filed with the OTS by NARK since September 30, 1999.

                  "NARK Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by NARK, except any corporation the stock of which is held in the ordinary course of the lending activities of Newport Federal.

                  "Person" means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

                  "Pocahontas Bancorp Common Stock" has the meaning given to that term in Section 4.02(a) of this Agreement.

                  "Pocahontas Bancorp Disclosure Schedules" means the disclosure schedules delivered by Pocahontas Bancorp to NARK pursuant to Article IV of this Agreement.

                  "Pocahontas Bancorp Financials" means (i) the audited consolidated financial statements of Pocahontas Bancorp as of September 30, 2000 and 1999 and for the three years ended September 30, 2000, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of Pocahontas Bancorp as of each calendar quarter thereafter included in Securities Documents filed by Pocahontas Bancorp.

                  "Pocahontas Bancorp Market Value" shall mean the average of the closing bid price of Pocahontas Bancorp Common Stock on the Nasdaq National Market System (as reported by The Wall Street Journal) for each of the fifteen (15) consecutive trading days ending on the fifth business day before the Closing Date (the "Valuation Period").

                  "Pocahontas Bancorp Option" means the option granted to Pocahontas Bancorp to acquire shares of NARK Common Stock pursuant to the Stock Option Agreement.

                  "Pocahontas Bancorp Regulatory Reports" means the Quarterly Thrift Financial Reports of FCB and accompanying schedules, as filed with the OTS, for each calendar quarter beginning with the quarter ended September 30, 2000, through the Closing Date, and any Current or Annual Reports on Form H(b)-11 filed with the OTS by Pocahontas Bancorp since September 30, 1999.

                  "Pocahontas Bancorp Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Pocahontas Bancorp or FCB, except any corporation the stock of which is held as security by FCB in the ordinary course of its lending activities.


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                  "Prospectus/Proxy Statement" means the prospectus/proxy
         statement, together with any supplements thereto, to be transmitted to holders of NARK Common Stock in connection with the transactions contemplated by this Agreement.

                  "Registration Statement" means the Registration Statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the Pocahontas Bancorp Common Stock to be issued in connection with the transactions contemplated by this Agreement.

                  "Regulatory Agreement" has the meaning given to that term in
         Section 3.11 of this Agreement.

                  "Regulatory Authority" means any agency or department of any federal or state government, including without limitation the OTS, the FDIC, the SEC or the respective staffs thereof.

                  "Rights" means warrants, options, rights, convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

                  "SAIF" means the Savings Association Insurance Fund, as administered by the FDIC.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

                  "Securities Documents" means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

                  "Securities Laws" means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

                  "Stock Option Agreement" means the Stock Option Agreement dated as of even date herewith pursuant to which NARK has granted Pocahontas Bancorp the right to purchase certain shares of NARK Common Stock and which is attached to this Agreement as Exhibit A.

                  "Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held as security by either FCB or Newport Federal, as the case may be, in the ordinary course of its lending activities.

                  "TGCA" means the Tennessee General Corporation Act.




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                                   ARTICLE II
                        THE MERGER AND EXCHANGE OF SHARES

         Section 2.01  Conversion and Exchange of Shares.

         (a) At the Company Merger Effective Date, by virtue of the Company Merger and without any action on the part of Pocahontas Bancorp or NARK or the holders of shares of Pocahontas Bancorp or NARK Common Stock:

                  (i) Each share of NARK Common Stock issued and outstanding at the Company Merger Effective Date, excluding any NARK Perfected Dissenting Shares and except as provided in clause (a) (ii) of this Section and Section
2.05 hereof, shall cease to be outstanding, shall cease to exist and shall be converted into and represent solely one share of Pocahontas Bancorp Common Stock multiplied by the Exchange Ratio as determined below (rounded to the nearest fourth decimal) (the "Merger Consideration").

                  (ii) Any shares of NARK Common Stock which are owned or held by either party or any of their respective Subsidiaries (other than in a fiduciary capacity or in connection with debts previously contracted) at the Company Merger Effective Date shall cease to exist, the certificates for such shares shall as promptly as practicable be canceled, such shares shall not be converted into or represent any shares of Pocahontas Bancorp Common Stock, and no shares of Pocahontas Bancorp capital stock shall be issued or exchanged therefor.

                  (iii) Each share of Pocahontas Bancorp Common Stock issued and outstanding immediately before the Company Merger Effective Date shall remain an outstanding share of Common Stock of Pocahontas Bancorp as the surviving corporation.

                  (iv) The holders of certificates representing shares of NARK Common Stock shall cease to have any rights as stockholders of NARK, except such rights, if any, as they may have pursuant to applicable law.

         (b) Prior to the Company Merger Effective Date, Pocahontas Bancorp shall appoint a bank, trust company or other stock transfer agent selected by it and agreed to by NARK as the Exchange Agent to effect the exchange of certificates evidencing shares of NARK Common Stock (any such certificate being hereinafter referred to as a "Certificate") for shares of Pocahontas Bancorp Common Stock to be received in the Company Merger. On the Company Merger Effective Date, Pocahontas Bancorp shall have granted the Exchange Agent the requisite power and authority to effect for and on behalf of Pocahontas Bancorp the issuance of the number of shares of Pocahontas Bancorp Common Stock issuable in the Company Merger. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices.

         (c) In connection with this Agreement, FCB and Newport Federal shall enter into the Plan of Merger substantially in the form attached as Exhibit 2.1 hereto.

         (d) NARK Perfected Dissenting Shares shall not be converted into shares of Pocahontas Bancorp Common Stock, but shall after the Company Merger Effective Date, be entitled only to such rights as are granted them by Chapter 23 of the TGCA. Each dissenting shareholder who is entitled to payment for such shareholder's shares of NARK Common Stock shall receive such payment therefor from the surviving corporation of the Company Merger in an amount as determined pursuant to Chapter 23 of the TGCA.



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         Section 2.02 The Exchange Ratio. For purposes of this Agreement, the
Exchange Ratio shall mean the number of shares of Pocahontas Bancorp Common Stock equal to the result obtained by dividing $15.00 by the Pocahontas Bancorp Market Value, rounded to the nearest one-thousandth decimal place.

         Section 2.03  Surviving Corporation in the Company Merger.

         (a) Pocahontas Bancorp shall be the surviving corporation in the Company Merger. The headquarters of the surviving corporation shall be located in Jonesboro, Arkansas, or such other city in Arkansas as shall have been designated by Pocahontas Bancorp's Board of Directors.

         (b) The Certificate of Incorporation of Pocahontas Bancorp as in effect immediately prior to the Company Merger Effective Date shall be the Certificate of Incorporation of Pocahontas Bancorp as the surviving corporation, until subsequently amended in accordance with the DGCL.

         (c) At the Company Merger Effective Date, the Bylaws of Pocahontas Bancorp, as then in effect, shall be the Bylaws of Pocahontas Bancorp as the surviving corporation, until subsequently amended in accordance with the DGCL.

         (d) The directors and executive officers of Pocahontas Bancorp as the surviving corporation following the Company Merger shall be the directors and executive officers of the surviving corporation.

         (e)      From and after the Company Merger Effective Date:

                  (i) Pocahontas Bancorp as the surviving corporation shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of each of Pocahontas Bancorp and NARK, and all obligations belonging or due to each of Pocahontas Bancorp and NARK, all of which shall vest in Pocahontas Bancorp as the surviving corporation without further act or deed. Title to any real estate or any interest in the real estate vested in Pocahontas Bancorp or NARK shall not revert or in any way be impaired by reason of the Company Merger.

                  (ii) Pocahontas Bancorp as the surviving corporation will be liable for all the obligations of each of Pocahontas Bancorp and NARK. Any claim existing, or action or proceeding pending, by or against Pocahontas Bancorp or NARK, may be prosecuted to judgement, with right of appeal, as if the Company Merger had not taken place, or Pocahontas Bancorp as the surviving corporation may be substituted in its place.

                  (iii) All the rights of creditors of each of Pocahontas Bancorp and NARK will be preserved unimpaired, and all liens upon the property of Pocahontas Bancorp and NARK will be preserved unimpaired only on the property affected by such liens immediately before the Company Merger Effective Date.

         Section 2.04 Authorization for Issuance of Pocahontas Bancorp Common Stock; Exchange of Certificates.

         (a) Pocahontas Bancorp shall reserve for issuance a sufficient number of shares of its common stock for the purpose of issuing its shares to NARK's stockholders in accordance with this Article II.



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



         (b) After the Company Merger Effective Date, holders of certificates theretofore representing outstanding shares of NARK Common Stock (other than as provided in Section 2.01 (a) (ii) hereof), upon surrender of such certificates to the Exchange Agent, shall be entitled to receive (i) certificates for the number of whole shares of Pocahontas Bancorp Common Stock into which shares of NARK Common Stock previously evidenced by the certificates so surrendered shall have been converted, as provided in Section 2.01 hereof, and (ii) cash payments in lieu of fractional shares, if any, as provided in Section 2.05 hereof. As soon as practicable after the Company Merger Effective Date, and in no event more than five (5) days thereafter, the Exchange Agent will send a notice and transmittal form to each NARK stockholder of record at the Company Merger Effective Date whose NARK Common Stock shall have been converted into Pocahontas Bancorp Common Stock advising such stockholder of the effectiveness of the Company Merger and the procedure for surrendering to the Exchange Agent outstanding certificates previously representing NARK Common Stock in exchange for new certificates for Pocahontas Bancorp Common Stock and cash in lieu of fractional shares. Upon surrender, each certificate representing NARK Common Stock shall be canceled.

         (c) Until surrendered as provided in this Section 2.04, each outstanding certificate which, before the Company Merger Effective Date, represented NARK Common Stock (other than shares canceled at the Company Merger Effective Date pursuant to Section 2.01(a)(ii) hereof) will be deemed for all corporate purposes to represent the number of whole shares of Pocahontas Bancorp Common Stock into which the shares of NARK Common Stock formerly represented thereby were converted and the right to receive cash in lieu of fractional shares. However, until such outstanding certificates formerly representing NARK Common Stock are so surrendered, no dividend or distribution payable to holders of record of Pocahontas Bancorp Common Stock shall be paid to any holder of such outstanding certificates, but upon surrender of such outstanding certificates by such holder there shall be paid to such holder the amount of any dividends or distributions, without interest, previously paid with respect to such whole shares of Pocahontas Bancorp Common Stock, but not paid to such holder, and which dividends or distribution had a record date occurring on or after the Company Merger Effective Date and the amount of any cash, without interest, payable to such holder in lieu of fractional shares pursuant to Section 2.05 hereof. After the Company Merger Effective Date, there shall be no further registration of transfers on the records of NARK of outstanding certificates formerly representing shares of NARK Common Stock and, if a certificate formerly representing such shares is presented to Pocahontas Bancorp, it shall be forwarded to the Exchange Agent for cancellation and exchange for a certificate representing shares of Pocahontas Bancorp Common Stock and cash for fractional shares (if any), as herein provided. Following one year after the Company Merger Effective Date, the Exchange Agent shall return to Pocahontas Bancorp as the surviving corporation any certificates for Pocahontas Bancorp Common Stock and cash remaining in the possession of the Exchange Agent (together with any dividends in respect thereof) and thereafter shareholders of NARK shall look exclusively to Pocahontas Bancorp for shares of the Pocahontas Bancorp Common Stock and cash to which they are entitled hereunder.

         (d) All shares of Pocahontas Bancorp Common Stock and cash in lieu of any fractional share issued and paid upon the conversion of NARK Common Stock in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such NARK Common Stock.

         (e) If any new certificate for Pocahontas Bancorp Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange thereof is registered, it shall be a condition of the issuance therefor that the certificate surrendered in exchange shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a new certificate representing shares of Pocahontas Bancorp Common Stock in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (f) Certificates surrendered for exchange by any person who is an "affiliate" of NARK for purposes of Rule 145(c) under the Securities Act shall not be exchanged for Certificates representing shares of Pocahontas Bancorp Common Stock until Pocahontas Bancorp has received the written agreement of such person contemplated by Section 5.13 hereof.

         (g) In the event any certificate representing NARK Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Pocahontas Bancorp Common Stock and cash for fractional shares, if any, as may be required pursuant hereto; provided, however, that Pocahontas Bancorp or the Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as is reasonably necessary as indemnity against any claim that may be made against Pocahontas Bancorp, NARK, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 2.05 No Fractional Shares. Notwithstanding any term or provision hereof, no fractional shares of Pocahontas Bancorp Common Stock, and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued upon the conversion of or in exchange for any shares of NARK Common Stock; no dividend or distribution with respect to Pocahontas Bancorp Common Stock shall be payable on or with respect to any fractional share interest; and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a stockholder of Pocahontas Bancorp as the surviving corporation. In lieu of such fractional share interest, any holder of NARK Common Stock who would otherwise be entitled to a fractional share of Pocahontas Bancorp Common Stock will, promptly following surrender of his certificate or certificates representing NARK Common Stock outstanding immediately before the Company Merger Effective Date, be paid the applicable cash value of such fractional share interest, which shall be equal to the product of the fraction of the share to which such holder would otherwise have been entitled and the Pocahontas Bancorp Market Value. For the purposes of determining any such fractional share interests, all shares of NARK Common Stock owned by a NARK stockholder shall be combined so as to calculate the maximum number of whole shares of Pocahontas Bancorp Common Stock issuable to such NARK stockholder.

         Section 2.06   Stock Options.

           (a) At the Company Merger Effective Date, each option granted by NARK (a "NARK Option") to purchase shares of NARK Common Stock which is outstanding and unexercised immediately prior thereto shall be converted automatically into an option to purchase shares of Pocahontas Bancorp Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of NARK's 1998 Stock Option and Incentive Plan (the "NARK Option Plan")):

                  (1) The number of shares of Pocahontas Bancorp Common Stock to be subject to the new option shall be equal to the product of the number of shares of NARK Common Stock subject to the original option and the Exchange Ratio, provided that any fractional share of Pocahontas Bancorp Common Stock resulting from such multiplication shall be rounded up to the nearest share; and

                  (2) The exercise price per share of Pocahontas Bancorp Common Stock under the new option shall be equal to the exercise price per share of NARK Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest cent.

         The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the IRC) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the IRC. The duration and other terms of the new option shall be the same as the original option, except that all references to the NARK shall be deemed to be references to Pocahontas Bancorp.

         (b) Prior to the Company Merger Effective Date, Pocahontas Bancorp shall reserve for issuance, the number of shares of Pocahontas Bancorp Common Stock necessary to satisfy Pocahontas Bancorp's obligations under this Section
2.06. Within five (5) days after the Company Merger Effective Date, Pocahontas Bancorp shall file with the SEC a registration statement on an appropriate form under the Securities Act, with respect to the shares of Pocahontas Bancorp Common Stock subject to options to acquire Pocahontas Bancorp Common Stock issued pursuant to Section 2.06(a) hereof, and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with applicable state securities or "blue sky" laws, for so long as such options remain outstanding.


                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF NARK

         NARK represents and warrants to Pocahontas Bancorp that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the NARK Disclosure Schedules delivered by NARK to Pocahontas Bancorp on the date hereof. NARK has made a good faith effort to ensure that the disclosure on each schedule of the NARK Disclosure Schedules corresponds to the section reference herein. However, for purposes of the NARK Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

         Section 3.01 Organization.

         (a) NARK is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on NARK.

         (b) Newport Federal is a stock savings bank duly organized and validly existing under the laws of the United States. Except as set forth in NARK Disclosure Schedule 3.01(b), Newport Federal is the only NARK Subsidiary. The deposits of Newport Federal are insured by the FDIC through the SAIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Newport Federal. NARK has no Subsidiaries other than Newport Federal.

         (c) Newport Federal is a member in good standing of the Federal Home Loan Bank of Dallas and owns the requisite amount of stock therein.

         (d) Except as disclosed in NARK Disclosure Schedule 3.01(d), the respective minute books of NARK and each NARK Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

         (e) Prior to the date of this Agreement, NARK has delivered to Pocahontas Bancorp true and correct copies of the charter and bylaws of NARK.

         Section 3.02 Capitalization.

         (a) The authorized capital stock of NARK consists of (i) 9,000,000 shares of common stock, $0.01 par value ("NARK Common Stock"), of which 293,697 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and no shares are held by NARK as treasury stock, and (ii) 3,000,000 shares of preferred stock, $0.01 par value, none of which are issued or outstanding. Neither NARK nor any NARK Subsidiary has or is bound by any Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of NARK Common Stock, NARK preferred stock or any other security of NARK or any securities representing the right to vote, purchase or otherwise receive any shares of NARK Common Stock, NARK preferred stock or any other security of NARK, other than shares issuable under the Pocahontas Bancorp Option and other than as set forth in reasonable detail in the NARK Disclosure Schedule 3.02(a). NARK Disclosure Schedule 3.02(a) sets forth the name of each holder of options to purchase NARK Common Stock, the number of shares each such individual may acquire pursuant to the exercise of such options, and the exercise price relating to the options held. NARK Disclosure Schedule 3.02(a) also sets forth the names of the holders of any unvested awards of NARK Common Stock under the NARK Management Recognition Plan and Trust Agreement, the number of shares underlying such awards, and the vesting periods relating thereto.

         (b) NARK owns all of the capital stock of Newport Federal, free and clear of any lien or encumbrance. Except for the NARK Subsidiaries, NARK does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests held in the investment portfolios of NARK Subsidiaries, equity interests held by NARK Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of NARK Subsidiaries.

         (c) To NARK's actual knowledge and to NARK's knowledge based solely upon reports filed prior to NARK's de-registration under the Exchange Act, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange
Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of NARK Common Stock, except as disclosed in the NARK Disclosure Schedule 3.02(c).

         Section 3.03 Authority; No Violation.

         (a) NARK has all requisite corporate power and authority to execute and deliver this Agreement and, subject to approval by its stockholders and receipt of all required regulatory approvals, to consummate the transactions contemplated hereby. Newport Federal has full corporate power and authority to execute and deliver the Bank Merger Agreement and, subject to receipt of all required regulatory approvals, to consummate the Bank Merger. The execution and delivery of this Agreement by NARK and the completion by NARK of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of NARK and, except for approval of the shareholders of NARK, no other corporate proceedings on the part of NARK are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by NARK and, subject to approval by the shareholders of NARK and receipt of the required approvals of Regulatory Authorities described in Section 4.04 hereof, constitutes the valid and binding obligation of NARK and Newport Federal, enforceable against NARK and Newport Federal in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and except as the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court, and as to Newport Federal, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity. The Plan of Merger, upon its execution and delivery by Newport Federal concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of Newport Federal, enforceable against Newport Federal in accordance with its terms, except as such enforceability may be limited by applicable conservatorship and receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and except as the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court, and subject, as to enforceability, to general principles of equity.

         (b) (A) The execution and delivery of this Agreement by NARK, (B) the execution and delivery of the Plan of Merger by Newport Federal, (C) subject to receipt of approvals from the Regulatory Authorities referred to in Section 4.04 hereof, NARK's and Pocahontas Bancorp's compliance with any conditions contained therein and the receipt of stockholder approval, the consummation of the transactions contemplated hereby, and (D) compliance by NARK or Newport Federal with any of the terms or provisions hereof or of the Plan of Merger will not (i) conflict with or result in a breach of any provision of the charter or bylaws of NARK or any NARK Subsidiary or the charter and bylaws of Newport Federal; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to NARK or any NARK Subsidiary or any of their respective properties or assets; or (iii) except as set forth in the NARK Disclosure Schedule 3.03(b), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of NARK or Newport Federal under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which NARK or Newport Federal is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on NARK.

         Section 3.04 Consents. Except for the consents, waivers, approvals, filings and registrations from or with the Regulatory Authorities referred to in
Section 4.04 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the shareholders of NARK, no consents, waivers or approvals of, or filings or registrations with, any governmental authority are necessary, and, to NARK's knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (a) the execution and delivery of this Agreement by NARK, and (b) the completion by Newport Federal of the transactions contemplated hereby or by the Plan of Merger. NARK has no reason to believe that
(i) any required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

         Section 3.05 Financial Statements.

         (a) NARK has previously delivered to Pocahontas Bancorp the NARK Regulatory Reports. The NARK Regulatory Reports have been, and will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, and will fairly present in all material respects, the consolidated financial position, results of operations and changes in shareholders' equity of NARK as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

         (b) NARK has previously delivered to Pocahontas Bancorp the NARK Financials. The NARK Financials have been, and will be, prepared in accordance with GAAP, and (including the related notes where applicable) fairly present, and will fairly present, in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of NARK and the NARK Subsidiaries as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-QSB.

         (c) Except as disclosed in the NARK Disclosure Schedule 3.05, at the date of each balance sheet included in the NARK Financials or the NARK Regulatory Reports, NARK did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such NARK Financials or NARK Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate and which are incurred in the ordinary course of business, consistent with past practice, liabilities arising in connection with the transactions contemplated by this Agreement and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

         Section 3.06 Taxes. NARK and the NARK Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). NARK has duly filed or will file all federal, state and material local tax returns required to be filed by or with respect to NARK and all NARK Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects), and has duly paid or will pay, or made or will make, provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from NARK and any NARK Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined.

         Section 3.07. No Material Adverse Effect. NARK and the NARK Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since June 30, 2001.

         Section 3.08.  Contracts.

         (a) Except as described in the footnotes to the NARK Financials or in NARK Disclosure Schedule 3.08(a), neither NARK nor any NARK Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of NARK or any NARK Subsidiary, except for "at will" arrangements; (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of NARK or any NARK Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of NARK or any NARK Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by NARK; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which NARK or any NARK Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers' acceptances, Federal Home Loan Bank of Dallas advances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary; or (vi) any contract (other than this Agreement) limiting the freedom, in any material respect, of NARK or Newport Federal to engage in any type of banking or bank-related business in which NARK is permitted to engage under applicable law as of the date of this Agreement.

         (b) True and correct copies of agreements, plans, arrangements and instruments referred to in Section 3.08(a), have been provided to Pocahontas Bancorp on or before the date hereof, are listed on NARK Disclosure Schedule 3.08(a) and are in full force and effect on the date hereof, and neither NARK nor any NARK Subsidiary (nor, to the knowledge of NARK, any other party to any such contract, plan, arrangement or instrument) has breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument which breach has resulted in or will result in a Material Adverse Effect with respect to NARK. Except as set forth in NARK Disclosure Schedule 3.08(b), no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the execution of, and the transactions contemplated by, this Agreement. Except as set forth in NARK Disclosure Schedule 3.08(b), none of the employees (including officers) of NARK, possesses the right to terminate his/her employment as a result of the execution of this Agreement. Except as set forth in NARK Disclosure Schedule 3.08(b), no plan, employment agreement, termination agreement, or similar agreement or arrangement to which NARK or any NARK Subsidiary is a party or under which NARK or any NARK Subsidiary may be liable permit any employee or independent contractor to terminate such plan, agreement or arrangement without cause and continue to accrue future benefits thereunder. Except as set forth in NARK Disclosure Schedule 3.08(b), no such agreement, plan or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of NARK or any NARK Subsidiary absent the occurrence of a subsequent event; or
(y) requires NARK or any NARK Subsidiary to provide a benefit in the form of NARK Common Stock or determined by reference to the value of NARK Common Stock. No such agreement, plan or arrangement with respect to officers of NARK, or to NARK's knowledge, to its employees, provides for benefits which may cause the disallowance of a federal income tax deduction under IRC Section 280G. No limited rights (as such term is defined in the NARK stock option plans identified in Disclosure Schedule 3.08(a)) have been granted with respect to any employee or director stock option that is outstanding as of the date of this Agreement.

         Section 3.09  Ownership of Property; Insurance Coverage.

         (a) Except as disclosed in NARK Disclosure Schedule 3.09(a), NARK and the NARK Subsidiaries have good and, as to real property, marketable title to all material assets and properties owned by NARK or any NARK Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the NARK Regulatory Reports and in the NARK Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to any Federal Reserve Bank or any Federal Home Loan Bank, inter-bank credit facilities, or any transaction by a NARK Subsidiary acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) items permitted under Article IV of this Agreement. NARK and the NARK Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by NARK and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Except as disclosed in NARK Disclosure Schedule 3.09, such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the Notes to the NARK Financials.

         (b) With respect to all material agreements pursuant to which NARK or any NARK Subsidiary has purchased securities subject to an agreement to resell, if any, NARK or such NARK Subsidiary, as the case may be, has a lien or security interest (which to NARK's knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

         (c) NARK and each NARK Subsidiary currently maintains insurance considered by NARK to be reasonable for their respective operations and similar in scope and coverage to that customarily maintained by other businesses similarly engaged in a similar location. NARK has not received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by NARK under such policies. All such insurance is in full force and effect and is valid and enforceable, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought, and within the last three years NARK has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

         Section 3.10 Legal Proceedings. Neither NARK nor any NARK Subsidiary is a party to any, and there are no pending or, to the best of NARK's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against NARK or any NARK Subsidiary, (ii) to which NARK or any NARK Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of NARK to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on NARK and the NARK Subsidiaries, taken as a whole.

         Section 3.11 Compliance With Applicable Law.

         (a) NARK and NARK Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their respective businesses nor otherwise have a Material Adverse Effect on NARK and the NARK Subsidiaries, taken as a whole.

         (b) Neither NARK nor any NARK Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that NARK or any NARK Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to NARK or any NARK Subsidiary; (iii) requiring or threatening to require NARK or any NARK Subsidiary, or indicating that NARK or any NARK Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of thrifts or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of NARK or any NARK Subsidiary, including without limitation any restriction on the payment of dividends (other than such restrictions or limitations generally applicable to thrift institutions as set forth in statutes or regulations of such Regulatory Authorities); or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of NARK or any NARK Subsidiary, including without limitation any restriction on the payment of dividends (other than such restrictions or limitations generally applicable to thrift institutions as set forth in statutes or regulations of such Regulatory Authorities) (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither NARK nor any NARK Subsidiary has consented to or entered into any currently effective Regulatory Agreement.

         Section 3.12 Employee Benefit Plans.

         (a) NARK Disclosure Schedule 3.12 includes a list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare and fringe benefit plans, employment, severance and change in control agreements and all other benefit practices, policies and arrangements maintained by NARK or Newport Federal in which any employee or former employee, consultant or former consultant or director or former director of NARK or Newport Federal participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits, other than plans and programs involving immaterial obligations (the "Compensation and Benefit Plans"). Neither NARK nor Newport Federal has any commitment to create any additional Compensation and Benefit Plan or to modify, change or renew any existing Compensation and Benefit Plan, except as required to maintain the qualified status thereof. NARK has made available to Pocahontas Bancorp true and correct copies of the Compensation and Benefit Plans.

         (b) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made except as disclosed in the NARK Disclosure Schedule
Section 3.12. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, or uses a regional prototype document that has received a favorable determination letter, and NARK is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of NARK, threatened action, suit or claim relating to any of the Compensation and Benefit Plans (other than routine claims for benefits). Neither NARK nor Newport Federal has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit

Plan that would reasonably be expected to subject NARK or Newport Federal to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof and subsequently expires as of the day next preceding the Company Merger Effective Date.

         (c) No liability under Title IV of ERISA has been incurred by NARK or Newport Federal with respect to any NARK Compensation and Benefits Plan which is subject to Title IV of ERISA, or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) ("NARK Pension Plan") currently or formerly maintained by NARK or any entity which is considered one employer with NARK under Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate") since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to NARK or any ERISA Affiliate of incurring a liability under such Title. No NARK Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each NARK Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such NARK Pension Plan as of the end of the most recent plan year with respect to the respective NARK Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such NARK Pension Plan as of the date hereof; to NARK's knowledge, there is not currently pending with the PBGC any filing with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made (other than as might be required with respect to this Agreement and the transactions contemplated thereby). Neither NARK nor any ERISA Affiliate has provided, or is required to provide, security to any NARK Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Except as disclosed in NARK Disclosure Schedule 3.12(c), neither NARK nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980. Except as set forth in NARK Disclosure Schedule 3.12(a), neither NARK, nor any ERISA Affiliate, nor any NARK Compensation and Benefit Plan, including any NARK Pension Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which NARK, any ERISA Affiliate, and any NARK Compensation and Benefit Plan, including any NARK Pension Plan any such trust or any trustee or administrator thereof, could be subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the Code.

         (d) All material contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which NARK or Newport Federal is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued monthly on NARK's consolidated financial statements. Except as disclosed in NARK Disclosure Schedule 3.12(d), NARK and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan in accordance with GAAP consistently applied.

         (e) Neither NARK nor Newport Federal has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. There has been no communication to employees by NARK or Newport Federal that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, disability insurance, or other retiree death benefits.

         (f) With respect to each Compensation and Benefit Plan, if applicable, NARK has provided or made available to Pocahontas Bancorp copies of the: (A) trust instruments and insurance contracts; (B) most recent Form 5500 filed with the IRS; (C) most recent actuarial report and financial statement; (D) the most recent summary plan description; (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS; and (G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

         (g) Except as set forth in the NARK Disclosure Schedule 3.12(g), the consummation of the Company Merger or the Bank Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Company Merger Effective Date or the Bank Merger Effective Date, as the case may be) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

         (h) Neither NARK nor Newport Federal maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

         (i) The consummation of the Company Merger or the Bank Merger will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Company Merger Effective Date or the Bank Merger Effective Date, as the case may
be), entitle any current or former employee, director or independent contractor of NARK or Newport Federal to any actual or deemed payment (or benefit) which would constitute a "parachute payment" (as such term is defined in Section 280G of the Code).

         Section 3.13 Brokers, Finders and Financial Advisors. Except for NARK's engagement of Ferguson and Company ("Ferguson") in connection with transactions contemplated by this Agreement, neither NARK nor any NARK Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or the Plan of Merger, or, except for its commitments disclosed in NARK Disclosure Schedule 3.13, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or the Plan of Merger.

         Section 3.14. Environmental Matters. To the knowledge of NARK, neither NARK nor any NARK Subsidiary, nor any properties owned or operated by NARK or any NARK Subsidiary, has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, has resulted, or will result, in a Material Adverse Effect with respect to NARK and its Subsidiaries taken as a whole. There are no actions, suits or proceedings, or demands, claims, notices or, to NARK's knowledge, investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of NARK, threatened, relating to the liability of any property owned or operated by NARK or any NARK Subsidiary under any Environmental Law. NARK Disclosure Schedule 3.14 identifies all material reports, studies, sampling data, permits, and governmental filings in the possession of or reasonably available to NARK or any NARK Subsidiary concerning the Environmental Laws, NARK, or any NARK Subsidiary or any of their current or former properties or operations.

         Section 3.15. Loan Portfolio. The allowance for loan losses reflected, and to be reflected, in the NARK Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the NARK Financials have been, and will be, established in accordance with the requirements of GAAP and all applicable regulatory criteria. NARK Disclosure Schedule 3.15 sets forth all loans that are classified by NARK or any federal bank regulatory or supervisory authority as "Special Mention," "Substandard," "Doubtful," "Loss" or "Classified," together with the aggregate principal amount of and accrued and unpaid interest on such loans, by category.

         Section 3.16. Information to be Supplied. The information to be supplied by NARK for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by NARK for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

         Section 3.17. Securities Documents. NARK has delivered to Pocahontas Bancorp copies of its (i) annual reports on Form 10-KSB for the years ended June 30, 2000, 1999 and 1998, (ii) quarterly reports on Form 10-QSB for the quarter ended September 30, 2000 and (iii) proxy materials used or for use in connection with its meetings of shareholders held in 2000, 1999 and 1998. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Exchange Act.

         Section 3.18. Related Party Transactions. Except as disclosed in NARK Disclosure Schedule 3.18, NARK is not a party to any transaction (including any loan or other credit accommodation) with any Affiliate of NARK (except a NARK Subsidiary). Except as disclosed in NARK Disclosure Schedule 3.18, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as set forth on NARK Disclosure Schedule 3.18, no loan or credit accommodation to any Affiliate of NARK is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. NARK has not been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by NARK is inappropriate.

         Section 3.19. Schedule of Termination Benefits. NARK Disclosure
Schedule 3.19 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon, excluding any options to acquire NARK Common Stock granted to such individuals, under any and all employment agreements, special termination agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by NARK solely for the benefit of officers or directors of NARK or NARK Subsidiaries (the "Benefits Schedule"), assuming their employment or service is terminated as of September 30, 2001 and the Closing Date occurs prior to such termination. No other individuals are entitled to benefits under any such plans.

         Section 3.20. Loans. Each loan reflected as an asset in the NARK Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct in all material respects, (ii) to the extent secured, to NARK's knowledge has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on NARK and the NARK Subsidiaries taken as a whole.

         Section 3.21. Antitakeover Provisions Inapplicable. Except as set forth on NARK Disclosure Schedule 3.21, the transactions contemplated by this Agreement are not subject to any applicable state takeover law.

         Section 3.22. Fairness Opinion. NARK has received a written opinion from Ferguson to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the consideration to be received by the stockholders of NARK pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.


                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF POCAHONTAS BANCORP

         Pocahontas Bancorp represents and warrants to NARK that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Pocahontas Bancorp Disclosure Schedules delivered by Pocahontas Bancorp to NARK on the date hereof. Pocahontas Bancorp has made a good faith effort to ensure that the disclosure on each schedule of the Pocahontas Bancorp Disclosure Schedules corresponds to the section reference herein. However, for purposes of the Pocahontas Bancorp Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

         Section 4.01. Organization.

         (a) Pocahontas Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Pocahontas Bancorp.

         (b) FCB is a stock savings bank duly organized, validly existing and in good standing under the laws of the United States. Except as set forth in Pocahontas Bancorp Disclosure Schedule 4.01(b), FCB is the only Pocahontas Bancorp Subsidiary. The deposits of FCB are insured by the FDIC through the SAIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by FCB. Each other Pocahontas Bancorp Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

         (c) FCB is a member in good standing of the Federal Home Loan Bank of Dallas and owns the requisite amount of stock therein.

         (d) Except as disclosed in Pocahontas Bancorp Disclosure Schedule 4.01(d), the respective minute books of Pocahontas Bancorp and each Pocahontas Bancorp Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

         (e) Prior to the date of this Agreement, Pocahontas Bancorp has delivered to NARK true and correct copies of the certificate of incorporation and bylaws of Pocahontas Bancorp.

         Section 4.02 Capitalization.

         (a) The authorized capital stock of Pocahontas Bancorp consists of (i) 8,000,000 shares of common stock, par value $0.01 per share (the "Pocahontas Bancorp Common Stock"), of which, at the date of this Agreement, 6,969,688 shares are validly issued, fully paid and nonassessable and 2,501,008 shares are held by Pocahontas Bancorp as treasury stock, and (ii) 500,000 shares of preferred stock, par value $0.01 per share, of which, at the date of this Agreement, no shares were issued and outstanding. No shares of Pocahontas Bancorp Common Stock were issued in violation of any preemptive rights. Pocahontas Bancorp has no Rights authorized, issued or outstanding, other than options to acquire 350,000 shares of Pocahontas Bancorp Common Stock under Pocahontas Bancorp's employee benefit plans and stock option plans.

         (b) Pocahontas Bancorp owns all of the capital stock of FCB, free and clear of any lien or encumbrance. Except for the Pocahontas Bancorp Subsidiaries, Pocahontas Bancorp does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests held in the investment portfolios of Pocahontas Bancorp Subsidiaries, equity interests held by Pocahontas Bancorp Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of Pocahontas Bancorp Subsidiaries.

         (c) To Pocahontas Bancorp's actual knowledge and to Pocahontas Bancorp's knowledge based solely upon reports filed under the Exchange Act, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Pocahontas Bancorp Common Stock, except as disclosed in Pocahontas Bancorp Disclosure Schedule 4.02(c).

         (d) Pocahontas Bancorp has sufficient unissued shares of Pocahontas Bancorp Common Stock that are not reserved for other purposes and are sufficient to provide the aggregate number of shares of Pocahontas Bancorp Common Stock to be issued in the Company Merger. The shares of Pocahontas Bancorp Common Stock to be issued in the Company Merger have been duly authorized and when issued pursuant to the Company Merger will be validly issued, fully paid and non-assessable with the same rights as each other outstanding share of Pocahontas Bancorp Common Stock.

         Section 4.03 Authority; No Violation.

         (a) Pocahontas Bancorp has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. FCB has full corporate power and authority to execute and deliver the Plan of Merger and to consummate the Bank Merger. The execution and delivery of this Agreement by Pocahontas Bancorp and the completion by Pocahontas Bancorp of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Pocahontas Bancorp and no other corporate proceedings on the part of Pocahontas Bancorp are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Pocahontas Bancorp and, subject to receipt of the required approvals of Regulatory Authorities described in Section 4.04 hereof, constitutes the valid and binding obligation of Pocahontas Bancorp and FCB, enforceable against Pocahontas Bancorp and FCB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to FCB, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity. The Bank Merger Agreement, upon its execution and delivery by FCB concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of FCB, enforceable against FCB in accordance with its terms, subject to applicable conservatorship and receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

         (b) (A) The execution and delivery of this Agreement by Pocahontas Bancorp, (B) the execution and delivery of the Plan of Merger by FCB, (C) subject to receipt of approvals from the Regulatory Authorities referred to in
Section 4.04 hereof and NARK's and Pocahontas Bancorp's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and (D) compliance by Pocahontas Bancorp or FCB with any of the terms or provisions hereof or of the Plan of Merger will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary or the charter and bylaws of FCB; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Pocahontas Bancorp or FCB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Pocahontas Bancorp or FCB is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Pocahontas Bancorp.

         Section 4.04. Consents. Except for consents, approvals, filings and registrations from or with the OTS and SEC, the Nasdaq Stock Market and state "blue sky" authorities, and compliance with any conditions contained therein, and the approval of the Plan of Merger by Pocahontas Bancorp as sole shareholder of FCB, and by the FCB Board of Directors, the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL, the filing of articles of merger with the Secretary of State of the State of Tennessee, and the filing of articles of combination with the OTS, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by Pocahontas Bancorp or the Plan of Merger by FCB, and (b) the completion by Pocahontas Bancorp or FCB of the transactions contemplated hereby or by the Bank Merger Agreement. Pocahontas Bancorp has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Pocahontas Bancorp's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

         Section 4.05. Financial Statements.

         (a) Pocahontas Bancorp has previously delivered to NARK the Pocahontas Bancorp Regulatory Reports. The Pocahontas Bancorp Regulatory Reports have been, and will be, prepared in accordance with applicable regulatory accounting principles and practices and fairly present, and will fairly present, the consolidated financial position, results of operations and changes in shareholders' equity of Pocahontas Bancorp as of and for the periods ending on the dates thereof, in accordance with applicable regulatory accounting principles. Pocahontas Bancorp will make the Pocahontas Bancorp Regulatory Reports available to NARK for inspection.

         (b) Pocahontas Bancorp has previously delivered to NARK the Pocahontas Bancorp Financials. The Pocahontas Bancorp Financials have been, and will be, prepared in accordance with GAAP and practices applied on a consistent basis throughout the periods covered by such statements, and (including the related notes where applicable) fairly present, and will fairly present (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of Pocahontas Bancorp and the Pocahontas Bancorp Subsidiaries as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

         (c) At the date of each balance sheet included in the Pocahontas Bancorp Financials, or the Pocahontas Bancorp Regulatory Reports, Pocahontas Bancorp did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Pocahontas Bancorp Financials or the Pocahontas Bancorp Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or disclosed in a footnote thereto, except for liabilities, obligations or loss contingencies which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations or loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal recurring audit adjustments and the absence of footnotes.

         Section 4.06. Taxes. Pocahontas Bancorp and the Pocahontas Bancorp Subsidiaries are members of the same affiliated group within the meaning of IRC
Section 1504(a). Pocahontas Bancorp has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to Pocahontas Bancorp and all Pocahontas Bancorp Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from Pocahontas Bancorp and any Pocahontas Bancorp Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined.

         Section 4.07. No Material Adverse Effect. Pocahontas Bancorp and the Pocahontas Bancorp Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since June 30, 2001.

         Section 4.08.  Ownership of Property; Insurance Coverage; Contracts.

         (a) Except as set forth in Pocahontas Bancorp Disclosure Schedule 4.08(a), Pocahontas Bancorp and the Pocahontas Bancorp Subsidiaries have good and, as to real property, marketable title to all material assets and properties owned by Pocahontas Bancorp or any of its Subsidiaries in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Pocahontas Bancorp Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities for borrowed money and that are described in the Pocahontas Bancorp Disclosure
Schedule 4.08(a), and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Pocahontas Bancorp and the Pocahontas

Bancorp Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by Pocahontas Bancorp and its Subsidiaries in the conduct of their businesses to occupy and use all such properties as presently occupied and used by each of them.

         (b) Pocahontas Bancorp and the Pocahontas Bancorp Subsidiaries currently maintain insurance in amounts considered by Pocahontas Bancorp to be reasonable for their respective operations, and such insurance is similar in scope and coverage to that maintained by other businesses similarly engaged in a similar location, in accordance with good business practice. Neither Pocahontas Bancorp nor any Pocahontas Bancorp Subsidiary has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by Pocahontas Bancorp under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years Pocahontas Bancorp has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.


         (c) Neither Pocahontas Bancorp nor any Pocahontas Bancorp Subsidiary is a party to or subject to: (i) any collective bargaining agreement with any labor union relating to employees of Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary; (ii) any agreement which by its terms limits the payment of dividends by Pocahontas Bancorp; or (iii) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers' acceptances, Federal Home Loan Bank of Dallas advances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary; or (iv) any contract (other than this Agreement) limiting the freedom, in any material respect, of Pocahontas Bancorp or FCB to engage in any type of banking or bank-related business which Pocahontas Bancorp or FCB is permitted to engage in under applicable law as of the date of this Agreement.

         Section 4.09. Legal Proceedings. Neither Pocahontas Bancorp nor any Pocahontas Bancorp Subsidiary is a party to any, and there are no pending or, to the best of Pocahontas Bancorp's knowledge, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations or inquiries of any nature (i) against Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary, (ii) to which Pocahontas Bancorp's or any Pocahontas Bancorp Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Pocahontas Bancorp to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Pocahontas Bancorp and the Pocahontas Bancorp Subsidiaries taken as a whole.

         Section 4.10. Compliance With Applicable Law.

         (a) Pocahontas Bancorp and the Pocahontas Bancorp Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on Pocahontas Bancorp and its Subsidiaries taken as a whole.

         (b) Neither Pocahontas Bancorp nor any Pocahontas Bancorp Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary; (iii) requiring or threatening to require Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary, or indicating that Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Pocahontas Bancorp nor any Pocahontas Bancorp Subsidiary has consented or entered into any currently effective Regulatory Agreement.

         Section 4.11. Information to be Supplied. The information to be supplied by Pocahontas Bancorp for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Pocahontas Bancorp for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

         Section 4.12. ERISA and Employment Arrangements. Pocahontas Bancorp has previously made available to NARK true and complete copies of the employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, employment and special termination agreements, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans), and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth on the Pocahontas Bancorp Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any such plans. Neither Pocahontas Bancorp nor any Pocahontas Bancorp Subsidiary, and no pension plan maintained by Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC Section 401(a) which liability has resulted in or will result in a Material Adverse Effect with respect to Pocahontas Bancorp, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan. With respect to each of such plans that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. Neither Pocahontas Bancorp nor any Pocahontas Bancorp Subsidiary has incurred any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply and in the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA, and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. No prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC Section 4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary that would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to Pocahontas Bancorp. Pocahontas Bancorp and the Pocahontas Bancorp Subsidiaries provide continuation coverage under group health plans for separating employees in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act.

         Section 4.13. Securities Documents. Pocahontas Bancorp has delivered, or will deliver, to NARK copies of its (i) annual reports on Form 10-K for the years ended September 30, 2000, 1999, and 1998, (ii) quarterly reports on Form 10-Q for the quarters ended December 31, 2000, March 31, 2001 and June 30, 2001, and (iii) the proxy statement dated January 17, 2001 used in connection with its annual meeting of shareholders held in February 2001. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Exchange Act and the applicable rules and regulations of the SEC.

         Section 4.14. Environmental Matters. To the knowledge of Pocahontas Bancorp, neither Pocahontas Bancorp nor any Pocahontas Bancorp Subsidiary, nor any properties owned or operated by Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, has resulted, or will result, in a Material Adverse Effect with respect to Pocahontas Bancorp and its Subsidiaries taken as a whole. There are no actions, suits or proceedings, or demands, claims, notices or, to Pocahontas Bancorp's knowledge, investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of Pocahontas Bancorp, threatened, relating to the liability of any property owned or operated by Pocahontas Bancorp or any Pocahontas Bancorp Subsidiary under any Environmental Law.

         Section 4.15. Loan Portfolio. The allowance for loan losses reflected, and to be reflected, in the Pocahontas Bancorp Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the Pocahontas Bancorp Financials have been, and will be, established in accordance with the requirements of GAAP and all applicable regulatory criteria. Pocahontas Bancorp Disclosure Schedule 4.15 sets forth all loans that are classified by Pocahontas Bancorp or federal bank regulatory or supervisory authority as "Special Mention," "Substandard," "Doubtful," "Loss" or "Classified," together with the aggregate principal amount of and accrued and unpaid interest on such loans, by category.

         Section 4.16. Brokers, Finders and Financial Advisors. Except for Pocahontas Bancorp's engagement of DD&F Consulting Group ("DD&F") and RP Financial LC ("RP") in connection with transactions contemplated by this Agreement, neither Pocahontas Bancorp nor any Pocahontas Bancorp Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or the Plan of Merger, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or the Plan of Merger, which has not been reflected in the Pocahontas Bancorp Financials.

         Section 4.17. Loans. Each loan reflected as an asset in the Pocahontas Bancorp Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on Pocahontas Bancorp. All loan transactions with Affiliates (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features.

         Section 4.18. Antitakeover Provisions Inapplicable. Except as set forth on Pocahontas Bancorp Disclosure Schedule 4.18, the transactions contemplated by this Agreement are not subject to any applicable state takeover law.

         Section 4.19. Fairness Opinion. Pocahontas Bancorp has received a written opinion from RP to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Exchange Ratio is fair to Pocahontas Bancorp stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

         Section 4.20. Related Party Transactions. Pocahontas Bancorp is not a party to any transaction (including any loan or other credit accommodation) with any Affiliate of Pocahontas Bancorp (except a Pocahontas Bancorp Subsidiary). All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of Pocahontas Bancorp is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Pocahontas Bancorp has not been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by Pocahontas Bancorp is inappropriate.


                                    ARTICLE V
                            COVENANTS OF THE PARTIES

         Section 5.01. Conduct of NARK's Business.

         (a) From the date of this Agreement to the Closing Date, NARK and Newport Federal will conduct their business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required or contemplated by this Agreement or with the written consent of Pocahontas Bancorp, which consent shall not be unreasonably withheld. Each of NARK and Newport Federal will use its best efforts, to (i) preserve their business organizations intact, (ii) maintain good relationships with employees, and (iii) preserve for themselves the good will of their customers and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Pocahontas Bancorp in writing, which consent shall not be unreasonably withheld, or as contemplated or required by this Agreement, NARK will not, and NARK will not permit any NARK Subsidiary to:

         (i)      amend or change any provision of its charter or bylaws;

         (ii) change the number of authorized or issued shares of its capital stock or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend or other distribution in respect of its capital stock, or redeem or otherwise acquire any shares of its capital stock, except that (A) NARK may issue shares of NARK Common Stock upon the valid exercise, in accordance with the information set forth in NARK Disclosure
Schedule 3.02, of presently outstanding options to acquire NARK Common Stock under the NARK Stock Option Plan. NARK shall not make any dividend payments on NARK Common Stock without the prior written consent of Pocahontas Bancorp;

         (iii) except pursuant to the arrangements set forth in NARK Disclosure
Schedule 5.01, grant any severance or termination pay (other than pursuant to written policies or written agreements of NARK in effect on the date hereof and provided to Pocahontas Bancorp prior to the date hereof) to, or enter into any new or amend any existing employment agreement with, or increase the compensation of (except for normal increases in the ordinary course of business consistent in timing and amount with past practice), any employee, officer or director of NARK or any NARK Subsidiary;

         (iv) merge or consolidate NARK or any NARK Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of NARK or any NARK Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between NARK, or any NARK Subsidiary, and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any NARK Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

         (v) issue, sell or grant any shares of capital stock of NARK, or sell or otherwise dispose of any asset of NARK or of any NARK Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of NARK or of any NARK Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, NARK acceptances, advances from the Federal Home Loan Bank of Dallas, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

         (vi) take any action which would result in any of the representations and warranties of NARK set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law;

         (vii) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating NARK or Newport Federal;

         (viii) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which NARK or any NARK Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

         (ix) implement any pension, retirement, profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or materially amend any existing plan or arrangement except to the extent such amendments do not result in an increase in cost; contribute to any pension, retirement, profit sharing, bonus, welfare benefit or similar plan or arrangement other than in amounts and in a manner consistent with past practice;

         (x) purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc.;

         (xi) fail to review with a representative of Pocahontas Bancorp on a regular basis proposed loans or other credit facility commitments (including without limitation, lines of credit and letters of credit, but excluding loans to be secured by mortgages on one- to four-family residential real estate) to any borrower or group of affiliated borrowers in excess of $200,000, or any increase, compromise, extension, renewal or modification of any existing loan or commitment outstanding in excess of $200,000;

         (xii) except as set forth on the NARK Disclosure Schedule 5.01(a)(xii), enter into, renew, extend or modify any other transaction with any Affiliate;

         (xiii) enter into any interest rate swap or similar commitment, agreement or arrangement;

         (xiv) except for the execution of this Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement;

         (xv) change its lending, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law or regulations or in response to examination comments by a Regulatory Authority;

         (xvi) enter into any new joint venture or partnership agreement or any new land acquisition or real estate development project, or increase the amount of credit that NARK or any NARK Subsidiary is committed to extend to any joint venture or partnership in connection with land acquisition or real estate development activities; or

         (xvii)   agree to do any of the foregoing.

          For purposes of this Section 5.01, unless provided for in a business plan, budget or similar document delivered to Pocahontas Bancorp prior to the date of this Agreement, it shall not be considered in the ordinary course of business for NARK or any NARK Subsidiary to do any of the following: (i) make any capital expenditure of $25,000 or more not disclosed on NARK Disclosure
Schedule 5.01, without the prior written consent of Pocahontas Bancorp; (ii) except as set forth in NARK Disclosure Schedule 5.01, make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $50,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, sales of previously purchased government guaranteed loans, or transactions in the investment securities portfolio by NARK or a NARK Subsidiary or repurchase agreements made, in each case, in the ordinary course of business; or (iii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by NARK or any NARK Subsidiary of more than $25,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof.

         Section 5.02. Access; Confidentiality.

         (a) From the date of this Agreement through the Closing Date, NARK or Pocahontas Bancorp, as the case may be, shall afford to, and shall cause each NARK Subsidiary or Pocahontas Bancorp Subsidiary to afford to, the other party and its authorized agents and representatives, access to their respective properties, assets, books and records and personnel, during normal business hours and after reasonable notice; and the officers of NARK and Pocahontas Bancorp will furnish any person making such investigation on behalf of the other party with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel as the person making such investigation shall from time to time reasonably request, provided that such investigation shall be reasonably related to the transaction contemplated hereby and shall not interfere unnecessarily with normal operations. None of the parties or their respective subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of their respective customers, jeopardize the attorney-client privilege of the institution or company in possession or control of such information, or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. The parties will hold all such information delivered in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality and Standstill Agreement, dated August 29, 2001, among NARK, Newport Federal and Pocahontas Bancorp (the "Confidentiality Agreement").

         (b) NARK and Pocahontas Bancorp each agree to conduct such investigation and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

         (c) In addition to the access permitted by subparagraph (a) above, from the date of this Agreement through the Closing Date, NARK shall permit employees of Pocahontas Bancorp reasonable access to information relating to problem loans, loan restructurings and loan work-outs of NARK.

         (d) If the transactions contemplated by this Agreement shall not be consummated, NARK and Pocahontas Bancorp will each destroy or return all documents and records obtained from the other party or its representatives, during the course of its investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party to whom the information was provided or any of its representatives or agents, and except to the extent disclosure of any such information is legally required. NARK and Pocahontas Bancorp shall each give prompt written notice to the other party of any contemplated disclosure where such disclosure is so legally required so that the other party may seek a protective order or other remedy and/or waive compliance with this Section 5.02. If in the absence of a protective order or other remedy or the receipt of a waiver by the other party, a party is nonetheless, in the written opinion of counsel, legally compelled to disclose any such confidential information to any tribunal or else stand liable for contempt or suffer other censure or penalty, a party may, without liability hereunder, disclose to such tribunal only that portion of the confidential information that such counsel advises such party is legally required to be disclosed; provided that such disclosing party uses its best efforts to preserve the confidentiality of such confidential information, including without limitation, by cooperating with the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such confidential information by such tribunal.

         Section 5.03. Regulatory Matters and Consents.

         (a) Pocahontas Bancorp and FCB will prepare all Applications and make all filings for, and use their best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

         (b) NARK will furnish Pocahontas Bancorp with all information concerning NARK and NARK Subsidiaries as may be necessary or advisable in connection with any Application or filing made by or on behalf of Pocahontas Bancorp to any Regulatory Authority in connection with the transactions contemplated by this Agreement.

         (c) Pocahontas Bancorp and NARK will promptly furnish each other with copies of all material written communications to, or received by them from any Regulatory Authority in respect of the transactions contemplated hereby, except information which is filed by either party which is designated as confidential.

         (d) The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities. Pocahontas Bancorp will furnish NARK with (i) copies of all Applications prior to filing with any Regulatory Authority and provide NARK a reasonable opportunity to provide changes to such Applications and approve any information included therein with respect to NARK, (ii) copies of all Applications filed by Pocahontas Bancorp and (iii) copies of all documents filed by Pocahontas Bancorp under the Exchange Act.

         (e) NARK will cooperate with Pocahontas Bancorp in the foregoing matters and will furnish Pocahontas Bancorp with all information concerning NARK and NARK Subsidiaries as may be necessary or advisable in connection with any Application or filing (including the Registration Statement and any report filed with the SEC) made by or on behalf of Pocahontas Bancorp to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, NARK will provide certificates and other documents reasonably requested by Pocahontas Bancorp.

         Section 5.04. Taking of Necessary Action.

         (a) Pocahontas Bancorp and NARK shall each use its best efforts in good faith, and each of them shall cause its Subsidiaries to use their best efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Section 5.03 and Section
5.04 of this Agreement, and (ii) take or cause to be taken all action necessary or desirable on its part using its best efforts so as to permit completion of the Company Merger and the Bank Merger including, without limitation, (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither NARK nor any NARK Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Pocahontas Bancorp, and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Company Merger and the Bank Merger pursuant to this Agreement and the Plan of Merger; provided that nothing herein contained shall preclude Pocahontas Bancorp or NARK from exercising its rights under this Agreement or the Option Agreement.

         (b) Pocahontas Bancorp shall prepare, subject to the review and consent of NARK with respect to matters relating to NARK and the transactions contemplated by this Agreement, a Registration Statement on Form S-4 to be filed by Pocahontas Bancorp with the SEC which will include the Prospectus/Proxy Statement to be mailed to the shareholders of NARK in connection with the meeting of NARK's shareholders and the transactions contemplated hereby, which Registration Statement and Prospectus/Proxy Statement shall conform to all applicable legal requirements. The parties shall cooperate with each other with respect to the preparation of the Prospectus/Proxy Statement. Pocahontas Bancorp shall, as promptly as practicable following the preparation thereof, file the Registration Statement with the SEC and NARK and Pocahontas Bancorp shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Pocahontas Bancorp will advise NARK, promptly after Pocahontas Bancorp receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of capital stock issuable pursuant to the Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. Pocahontas Bancorp shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Pocahontas Bancorp will provide NARK with as many copies of such Registration Statement and all amendments thereto promptly upon the filing thereof as NARK may reasonably request.

         Section 5.05. Certain Agreements.

         (a) From and after the Company Merger Effective Date through the third anniversary thereof, Pocahontas Bancorp agrees to indemnify, defend and hold harmless each present and former director and officer of NARK and its Subsidiaries determined as of the Closing Date (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts paid in settlement (with the approval of Pocahontas Bancorp, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the Company Merger Effective Date, including, without limitation, the transactions contemplated hereby (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of NARK or any of its Subsidiaries, regardless of whether such Claim is asserted or claimed prior to, at or after the Closing Date, to the fullest extent to which directors and officers of NARK are entitled under NARK's charter and bylaws (and Pocahontas Bancorp shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the extent permissible under applicable law and NARK's charter and bylaws as in effect on the date hereof; provided, that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined that such person is not entitled to indemnification). All rights to indemnification in respect of a Claim asserted or made within the period described in the preceding sentence shall continue until the final disposition of such Claim.

         (b) Any Indemnified Party wishing to claim indemnification under
Section 5.05(a) hereof, upon learning of any Claim, shall promptly notify Pocahontas Bancorp, but the failure to so notify shall not relieve Pocahontas Bancorp of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices Pocahontas Bancorp. In the event of any Claim, (1) Pocahontas Bancorp shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified Party) and shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that, if Pocahontas Bancorp elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Pocahontas Bancorp and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Pocahontas Bancorp shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, provided further that Pocahontas Bancorp shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction, unless counsel for any Indemnified Party advises in writing that there are substantive issues which raise conflicts of interest between the Indemnified Parties, (2) the Indemnified Parties will cooperate in the defense of any such Claim and (3) Pocahontas Bancorp shall not be liable for any settlement effected without its prior written consent (which consent shall not unreasonably be withheld).

         (c) Pocahontas Bancorp shall use its best efforts to cause the persons serving as officers and directors of NARK immediately prior to the Company Merger Effective Date to be covered for a period of six years from the Company Merger Effective Date by the directors' and officers' liability insurance policy maintained by NARK (provided that Pocahontas Bancorp may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Company Merger Effective Date which were committed by such officers and directors in their capacity as such.

         (d) In the event Pocahontas Bancorp or any of its successors or assigns
(1) consolidates with or merges into any other Person and shall not continue or survive such consolidation or merger, or (2) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Pocahontas Bancorp assume the obligations set forth in this Section 5.05.

         (e) The provisions of this Section 5.05 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         Section 5.06. No Other Bids and Related Matters. NARK will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal (as hereinafter defined), will enforce any confidentiality agreements and will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence of this Section 5.06 of the obligations undertaken in this Section 5.06. NARK agrees that neither NARK nor any of its Subsidiaries shall, and that NARK and its Subsidiaries shall direct and use all reasonable efforts to cause their respective directors, officers, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, (i) initiate, solicit or encour age, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any substantial part of the assets or any equity securities of, NARK or any of its Subsidiaries

(any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"); or (ii) except to the extent determined by the NARK Board of Directors in good faith, after consultation with its regular outside legal counsel, to be required by fiduciary obligations under applicable law, engage in any discussions or negotiations with, or provide any confidential information or data to, any Person relating to an Acquisition Proposal. Nothing contained in this Section 5.06 shall be deemed to prohibit NARK from taking or disclosing to shareholders any position necessary in order to comply with the applicable filing and disclosure requirements of Section 14(d) of the Exchange Act and the related rules and regulations of the SEC.

         Section 5.07. Duty to Advise; Duty to Update NARK's Disclosure Schedule. NARK shall promptly advise Pocahontas Bancorp of any change or event having a Material Adverse Effect on it or on any NARK Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. NARK shall update NARK's Disclosure Schedule as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the NARK Disclosure Schedule. The delivery of such updated Schedule shall not relieve NARK from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Section 6.02(c) hereof.

         Section 5.08. Conduct of Pocahontas Bancorp's Business.

         (a) From the date of this Agreement to the Closing Date, Pocahontas Bancorp will use its best efforts to (x) preserve its business organizations intact, (y) maintain good relationships with employees, and (z) preserve for itself the goodwill of customers of FCB. From the date of this Agreement to the Closing Date, neither Pocahontas Bancorp nor FCB will (i) amend its certificate of incorporation, charter or bylaws in any manner inconsistent with the prompt and timely consummation of the transactions contemplated by this Agreement, (ii) issue any equity securities except in connection with the exercise of any employee or director stock options, (iii) take any action which would result in any of the representations and warranties of Pocahontas Bancorp or FCB set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law, or (iv) agree to do any of the foregoing.

         (b) Except as set forth on Pocahontas Bancorp Disclosure Schedule 5.08(b), from the date of this Agreement through the Closing Date, Pocahontas Bancorp will not, nor will it permit FCB to, make or undertake any acquisition of any company or business that could jeopardize the receipt of the approval of any Regulatory Authority or materially delay the consummation of the Company Merger or the Bank Merger, unless the prior written consent of NARK is obtained.

         Section 5.09. Board and Committee Minutes. Pocahontas Bancorp and NARK shall each provide to the other, within thirty (30) days after any meeting of their respective Board of Directors, or any committee thereof, or any senior management committee, a copy of the minutes of such meeting, except that with respect to any meeting held within thirty (30) days of the Closing Date, such minutes shall be provided to each party prior to the Closing Date.

         Section 5.10. Undertakings by Pocahontas Bancorp and NARK.

         (a)      From and after the date of this Agreement:

                  (i) Voting Agreements. NARK shall cause each member of its Board of Directors to enter into a Voting Agreement, the form of which is attached hereto as Exhibit B, dated as of even date herewith. NARK also should use its best efforts to cause each of its executive officers to enter into a Voting Agreement no later than five (5) days after the date of this Agreement.

                  (ii) Proxy Solicitor. NARK shall retain a proxy solicitor in connection with the solicitation of shareholder approval of this Agreement;

                  (iii) Timely Review. If requested by Pocahontas Bancorp at Pocahontas Bancorp's sole expense, NARK shall cause its independent certified public accountants to perform a review of its unaudited consolidated financial statements as of the end of any calendar quarter, in accordance with Statement of Auditing Standards No. 36, and to issue their report on such financial statements as soon as is practicable thereafter;

                  (iv) Outside Service Bureau Contracts. If requested to do so by Pocahontas Bancorp, NARK shall use its best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to NARK, on terms and conditions mutually acceptable to NARK and Pocahontas Bancorp;

                  (v) Board Meetings. NARK shall respond reasonably and in good faith to any request of Pocahontas Bancorp to permit a representative of Pocahontas Bancorp, who is reasonably acceptable to NARK, to attend any meeting of NARK's Board of Directors or the Executive Committee thereof, provided, however, that the attendance of such representative shall not be permitted (i) at any meeting, or portion thereof, for the sole purpose of discussing the transaction contemplated by this Agreement or the obligations of NARK or Newport Federal under this Agreement, or (ii) during the course of any meeting upon the determination of the Board of Directors (following consultation with legal counsel) that such attendance would be in violation of the directors' fiduciary duties;

                  (vi) List of Nonperforming Assets. NARK and Pocahontas Bancorp shall provide the other, within ten (10) days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructurings" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due as of the end of such month and (iv) impaired loans;

                  (vii) Reserves and Merger-Related Costs. On or before the Effective Date, NARK shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of NARK to those of Pocahontas Bancorp (as such practices and methods are to be applied to NARK from and after the Closing Date) and Pocahontas Bancorp's plans with respect to the conduct of the business of NARK following the Company Merger and otherwise to reflect merger-related expenses and costs incurred by NARK; provided, however, that NARK shall not be required to take such action unless Pocahontas Bancorp agrees in writing that all conditions to closing set forth in Section 6.02 hereof have been satisfied or waived (except for the expiration of any applicable waiting periods). Prior to the delivery by Pocahontas Bancorp of the writing referred to in the preceding sentence, NARK shall provide Pocahontas Bancorp a written statement, certified without personal liability by the chief executive officer of NARK and dated the date of such writing, that the representation made in
Section 3.15 hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by NARK or any NARK Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 7.01(b) hereof; and

                  (viii) Shareholders' Meeting. NARK shall submit this Agreement to its shareholders for approval at a meeting to be held as soon as practicable, and have its Board of Directors recommend approval of this Agreement to its shareholders.

         (b) From and after the date of this Agreement, Pocahontas Bancorp and NARK shall each:

                  (i) Filings and Approvals. Cooperate with the other in the preparation and filing, as soon as practicable, of (A) the Applications, (B) the Registration Statement and related filings under state securities laws covering the Pocahontas Bancorp Common Stock to be issued pursuant to the Company Merger,
(C) all other documents necessary to obtain any other approvals and consents required to effect the completion of the Company Merger and the Bank Merger, and
(D) all other documents contemplated by this Agreement;

                  (ii) Identification of NARK's Affiliates. Cooperate with the other and use its best efforts to identify those persons who may be deemed to be Affiliates of NARK;

                  (iii) Public Announcements. Cooperate and cause its respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to NARK shareholders, NARK's internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary, provided that the disclosing party notifies the other party reasonably in advance of the timing and contents of such disclosure;

                  (iv) Maintenance of Insurance. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

                  (v) Maintenance of Books and Records. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with generally accepted accounting principles applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

                  (vi) Delivery of Securities Documents. Deliver to the other, copies of all Securities Documents simultaneously with the filing thereof; or

                  (vii) Taxes. File all federal, state, and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due.

         Section 5.11. Employee and Termination Benefits; Directors and
                       Management.

         (a) Employee Benefits. NARK and/or Newport Federal, as applicable, shall have taken all actions necessary to cause the termination of all NARK Compensation and Benefit Plans, effective as of the Company Merger Effective Date. Except as specifically noted in this Section 5.11, employees of NARK or Newport Federal who continue as employees of Pocahontas Bancorp or FCB after the Merger Effective Date ("Continuing Employees") shall receive credit for service with

NARK or Newport Federal (for purposes of eligibility and vesting determination but not for benefit accrual purposes) under any similar existing Pocahontas Bancorp benefit plan or new Pocahontas Bancorp benefit plan in which such employees or their dependents would be eligible to enroll, on the same basis as it provides coverage to employees of Pocahontas Bancorp and FCB except that any pre-existing condition, eligibility waiting period or other limitations and exclusions otherwise applicable under such plans to new employees shall not apply to such employees or their covered dependents who were covered under a similar Newport Federal plan on the Company Merger Effective Date. Such service shall also apply for purposes of satisfying any waiting periods, actively-at-work requirements and evidence of insurability requirements.

         (b) Pocahontas Bancorp shall make available to Continuing Employees and their dependents employer-provided health coverage on the same basis as it provides such coverage to employees of Pocahontas Bancorp or FCB. Unless a Continuing Employee affirmatively terminates coverage under a NARK health plan prior to the time that such Continuing Employee becomes eligible to participate in the Pocahontas Bancorp health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the NARK health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of Pocahontas Bancorp or FCB and their dependents. Terminated NARK and Newport Federal employees and qualified beneficiaries will have the right to continue coverage under group health plans of Pocahontas Bancorp and/or Pocahontas Bancorp Subsidiaries in accordance with Code Section 4980B(f). Continuing Employees who become covered under a Pocahontas Bancorp health plan shall be required to satisfy the deductible limitations of the Pocahontas Bancorp health plan for the plan year in which the coverage commences, without offset for deductibles satisfied under the NARK health plan.

         (c) The Newport Federal Employee Stock Ownership Plan (the "Newport Federal ESOP") shall be terminated as of the Company Merger Effective Date (all shares held by the Newport Federal ESOP shall be converted into the right to receive the Merger Consideration). As soon as administratively practicable following the Company Merger Effective Date, all outstanding Newport Federal ESOP indebtedness existing as of the Company Merger Effective Date shall be repaid from assets held in the suspense account or sufficient assets shall be sold from the suspense account so that the proceeds may be applied to repay the indebtedness existing as of the Company Merger Effective Date, and the remaining balance shall be allocated to Newport Federal employees, as provided for in the Newport Federal ESOP, subject to the Code, ERISA, and rules and regulations promulgated thereunder. In connection with the termination of the Newport Federal ESOP, Newport Federal shall promptly apply to the IRS for a favorable determination letter on the tax-qualified status of the Newport Federal ESOP on termination and any amendments made to the Newport Federal ESOP in connection with its termination or otherwise, if such amendments have not previously received a favorable determination letter from the IRS with respect to their qualification under Code Section 401(a). Any and all distributions from the Newport Federal ESOP after its termination shall be made consistent with the aforementioned determination letter.

         (d) As of the Company Merger Effective Date, Newport Federal's President and Chief Executive Officer, Brad Snider, shall execute a termination agreement and release in the form set forth in Exhibit 5.11(d)(1), to provide that such employment agreement shall terminate as of the Company Merger Effective Date and, in lieu of any payments due under such employment agreement, Mr. Snider shall be offered an employment agreement the form of which is set forth in Exhibit 5.11(d)(2).

         (e) FCB shall cause its Board of Directors to be expanded by up to three members and Pocahontas Bancorp and NARK shall mutually agree on up to three persons to be appointed to FCB's Board of Directors immediately following the Bank Merger Effective Date. In the event that an appointee is unable to serve as a director of FCB as a result of illness, death, resignation or any other reason, Pocahontas Bancorp and NARK promptly shall mutually agree on a substitute appointee to serve as a member of the Board of Directors of FCB.

         (f) At the Bank Merger Effective Date, FCB shall establish an advisory board of directors, which shall include those members of Newport Federal's Board of Directors set forth in Section 5.11(f) of the NARK Disclosure Schedule. Such advisory board shall meet at such times (not less than quarterly) and at such places as FCB shall determine. Each advisory board member shall receive an annual retainer of $1,800 payable quarterly or monthly for so long as such member shall be elected to the advisory board in accordance with FCB's bylaws. The provisions of this Section 5.11(f) are intended to be for the benefit of, and shall be enforceable by, each member of such advisory board.

         (g) All employees of NARK or Newport Federal on the Closing Date shall be offered employment with Pocahontas Bancorp or FCB; provided, the respective titles and responsibilities of such Continuing Employees may be changed by Pocahontas Bancorp, in its discretion.

         (h) Pocahontas Bancorp agrees to pay the amounts due under the NARK Directors' Retirement Plan set forth on NARK Disclosure Schedule 5.11(h) to the person set forth thereon and in the manner set forth thereon. Pocahontas Bancorp agrees to honor in accordance with their terms all other benefits and amounts due to employees and directors under the Compensation and Benefit Plans including, without limitation, the payment of all amounts due thereunder whether or not accrued as of the date of this Agreement.

         Section 5.12. Duty to Advise; Duty to Update Pocahontas Bancorp's Disclosure Schedule. Pocahontas Bancorp shall promptly advise NARK of any change or event having a Material Adverse Effect on it or on any Pocahontas Bancorp Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Pocahontas Bancorp shall update Pocahontas Bancorp's Disclosure Schedules as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Pocahontas Bancorp Disclosure Schedule. The delivery of such updated Schedule shall not relieve Pocahontas Bancorp from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.01(c) hereof.

         Section 5.13. Affiliate Letter. No later than five days after the date of this Agreement, NARK shall use its best efforts to cause to be delivered to Pocahontas Bancorp the Letter Agreement attached hereto as Exhibit 5.13, executed by each director and executive officer of NARK.


                                   ARTICLE VI
                                   CONDITIONS

         Section 6.01. Conditions to NARK's Obligations under this Agreement. The obligations of NARK hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by NARK pursuant to Section 8.03 hereof:

         (a) Corporate Proceedings. All action required to be taken by, or on the part of, Pocahontas Bancorp and FCB to authorize the execution, delivery and performance of this Agreement and the Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Plan of Merger, shall have been duly and validly taken by

Pocahontas Bancorp and FCB; and NARK shall have received certified copies of the resolutions evidencing such authorizations;

         (b) Covenants. The obligations and covenants of Pocahontas Bancorp required by this Agreement to be performed by Pocahontas Bancorp at or prior to the Closing Date shall have been duly performed and complied with in all respects, except where the failure to perform or comply with any obligation or covenant would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to Pocahontas Bancorp;

         (c) Representations and Warranties. The representations and warranties of Pocahontas Bancorp set forth in this Agreement shall be true and correct, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty (i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, constitute a Material Adverse Effect with respect to Pocahontas Bancorp and FCB;

         (d) Approvals of Regulatory Authorities. Pocahontas Bancorp shall have received all required approvals of Regulatory Authorities of the Company Merger and the Bank Merger (without the imposition of any conditions that are in Pocahontas Bancorp's reasonable judgment unduly burdensome) and delivered copies thereof to NARK; and all notice and waiting periods required thereunder shall have expired or been terminated;

         (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

         (f) No Material Adverse Effect. Since June 30, 2001, there shall not have occurred any Material Adverse Effect with respect to Pocahontas Bancorp;

         (g) Officer's Certificate. Pocahontas Bancorp shall have delivered to NARK a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (f) of this Section 6.01 have been satisfied, to the best knowledge of the officer executing the same;

         (h) Opinion of Pocahontas Bancorp's Counsel. NARK shall have received an opinion of Luse Lehman Gorman Pomerenk & Schick, P.C., counsel to Pocahontas Bancorp, dated the Closing Date, in form and substance reasonably satisfactory to NARK and its counsel to the effect set forth on Exhibit 6.1 attached hereto;

         (i) Registration Statement. The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained;

        (j) Tax Opinion. NARK shall have received an opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. substantially to the effect set forth on Exhibit
6.2 attached hereto;

         (k) Approval of NARK's Shareholders. This Agreement shall have been approved by the shareholders of NARK by such vote as is required under applicable Tennessee law and NARK's charter and bylaws;

         (l) Investment Banking Opinion. NARK shall have received the written opinion from Ferguson on or before the date of this Agreement and updated in writing as of a date within five (5) days of mailing the Prospectus/Proxy Statement, to the effect that the Exchange Ratio is fair, from a financial point of view, to NARK shareholders; and

         (m) Stock Exchange Listing. The shares of Pocahontas Bancorp Common Stock which shall be issued to the shareholders of NARK upon consummation of the Merger shall have been authorized for listing on the Nasdaq National Market System, subject to official notice of issuance.

         (n) The Exchange Agent shall have delivered to NARK a certificate dated as of the Company Merger Effective Date to the effect that the Exchange Agent has received from Pocahontas Bancorp due authorization to issue certificates for the required number of shares of Pocahontas Bancorp Common Stock to be issued in the Company Merger and cash to cover fractional shares.

         Section 6.02. Conditions to Pocahontas Bancorp's Obligations under this Agreement. The obligations of Pocahontas Bancorp hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Pocahontas Bancorp pursuant to Section 8.03 hereof:

         (a) Corporate Proceedings. All action required to be taken by, or on the part of, NARK and Newport Federal to authorize the execution, delivery and performance of this Agreement and the Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Plan of Merger, shall have been duly and validly taken by NARK and Newport Federal; and Pocahontas Bancorp shall have received certified copies of the resolutions evidencing such authorizations;

         (b) Covenants. The obligations and covenants of NARK, required by this Agreement to be performed by it at or prior to the Closing Date shall have been duly performed and complied with in all respects, except where the failure to perform or comply with any obligation or covenant would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to NARK;

         (c) Representations and Warranties. The representations and warranties of NARK set forth in this Agreement shall be true and correct as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty (i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to NARK;

         (d) Approvals of Regulatory Authorities. Pocahontas Bancorp shall have received all required approvals of Regulatory Authorities of the Company Merger and the Bank Merger (without the imposition of any conditions that are in Pocahontas Bancorp's reasonable judgement unduly burdensome) and all notice and waiting periods required thereunder shall have expired or been terminated;

         (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

         (f) No Material Adverse Effect. Since June 30, 2001, there shall not have occurred any Material Adverse Effect with respect to NARK;

         (g) Officer's Certificate. NARK shall have delivered to Pocahontas Bancorp a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (f) of this Section 6.02 have been satisfied, to the best knowledge of the officer executing the same;

         (h) Opinions of NARK's Counsel. Pocahontas Bancorp shall have received an opinion of Stradley Ronon Housley Kantarian & Bronstein, LLP, counsel to NARK, dated the Closing Date, in form and substance reasonably satisfactory to Pocahontas Bancorp and its counsel to the effect set forth on Exhibit 6.3 attached hereto;

         (i) Registration Statement. The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained;

         (j) Tax Opinion. Pocahontas Bancorp shall have received an opinion of Luse Lehman Gorman Pomerenk & Schick, P.C., its counsel, substantially to the effect set forth on Exhibit 6.4 attached hereto;

         (k) Investment Banking Opinion. Pocahontas Bancorp shall have received the written opinion from RP on or before the date of this Agreement and updated in writing as of a date within five (5) days of mailing the Prospectus/Proxy Statement to the effect that the Company Merger is fair from a financial point of view to Pocahontas Bancorp shareholders.


                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

         Section 7.01 Termination. This Agreement may be terminated on or at any time prior to the Closing Date:

         (a)      By the mutual written consent of the parties hereto;

         (b)      By Pocahontas Bancorp or NARK:

                  (i) if there shall have been any breach of any representation, warranty, covenant or other obligation of Pocahontas Bancorp which results in a Material Adverse Effect with respect to Pocahontas Bancorp, on the one hand, or of NARK which results in a Material Adverse Effect with respect to NARK, on the other hand, and such breach cannot be, or shall not have been, remedied within thirty (30) days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be remedied;

                  (ii) if the Closing Date shall not have occurred on or before July 31, 2002, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date; or

                  (iii) if either party has been informed in writing by a Regulatory Authority whose approval or consent has been requested that such approval or consent is unlikely to be granted, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this


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Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Closing Date; or

                  (iv) if the approval of the shareholders of NARK required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof; or

         (c) (i) by Pocahontas Bancorp, by action of its Board of Directors, by giving written notice of such election to NARK within two (2) business days after the Valuation Period, in the event the Pocahontas Bancorp Market Value is less than $7.00; or

             (ii) by NARK, by action of its Board of Directors, by giving written notice of such election to Pocahontas Bancorp within two (2) business days after the Valuation Period, in the event the Pocahontas Bancorp Market Value is greater than $11.00.

         Section 7.02. Effect of Termination. If this Agreement is terminated pursuant to Section 7.01 hereof, this Agreement shall forthwith become void (other than Section 8.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of Pocahontas Bancorp or NARK to the other, except that no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.


                                  ARTICLE VIII
                                  MISCELLANEOUS

         Section 8.01. Expenses. (a) Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

         (b) In the event of any termination of this Agreement by a party pursuant to Section 7.01(b)(i) hereof based on a breach of a representation or warranty, or the breach of a covenant, by the other party hereto, the breaching party shall pay to the non-breaching party all out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by the non-breaching party in connection with entering into this Agreement and carrying out of any and all acts contemplated hereunder; provided, however, that this clause shall not be construed to relieve or release a breaching party from any additional liabilities or damages arising out of its willful breach of any provision of this Agreement.

         Section 8.02. Non-Survival of Representations and Warranties. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants shall terminate on the Closing Date.

         Section 8.03. Amendment, Extension and Waiver; Alternative Structure.
(a) Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (i) amend this Agreement, (ii) extend the time for the performance of any of the obligations or other acts of either party hereto, (iii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (iv) waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party,


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but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         (b) Notwithstanding anything to the contrary contained in this Agreement, prior to the Company Merger Effective Date, Pocahontas Bancorp shall be entitled to revise the structure of the Company Merger, the Bank Merger and the other transactions contemplated hereby and thereby provided, that (i) there are no material adverse federal or state income tax consequences to NARK or Newport Federal's stockholders as a result of the modification; (ii) the consideration to be paid to the holders of the shares of NARK Common Stock under this Agreement is not thereby changed in kind or reduced in amount; (iii) there are no material adverse changes to the benefits and other arrangements provided to or on behalf of NARK's and Newport Federal's directors, officers and other employees; and (iv) such modification will not be likely to delay materially or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Company Merger and the Bank Merger. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

         Section 8.04. Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities.

         Section 8.05. No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

         Section 8.06. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

         (a)      If to Pocahontas Bancorp, to:

                  Pocahontas Bancorp, Inc.
                  203 West Broadway
                  Pocahontas, Arkansas 72455
                  Attention:  Dwayne Powell
                              President and Chief Executive Officer


with a copy to:   Luse Lehman Gorman Pomerenk & Schick, PC
                  5335 Wisconsin Avenue, NW
                  Washington, D.C. 20015
                  Attention:  Robert B. Pomerenk, Esq.
                              Eric Luse, Esq.

         (b)      If to NARK, to:

                  North Arkansas Bancshares, Inc.
                  200 Olivia Drive
                  Newport, Arkansas 72112


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                  Attn:       Brad Snider
                              President and Chief Financial Officer

with a copy to:   Stradley Ronon Housley Kantarian & Bronstein, LLP
                  1220 19th Street, N.W.
                  Suite 700
                  Washington, D.C.  20036
                  Attn:       Gary R. Bronstein, Esq.
                              Joan S. Guilfoyle, Esq.

         Section 8.07. Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         Section 8.08. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         Section 8.09. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         Section 8.10. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the State of Delaware.



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


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                             POCAHONTAS BANCORP, INC.

                                             By: /s/ Dwayne Powell
ATTEST:                                          -------------------------------
                                                 Name:  Dwayne Powell

/s/ Erin M. Dunn                                 Title: President and Chief
                                                        Executive Officer




                                             NORTH ARKANSAS BANCSHARES, INC.

                                             By: /s/ Brad Snider
ATTEST:                                         --------------------------------
                                                 Name:  Brad Snider

/s/ Kaneaster Hodges, Jr.                        Title: President and Chief
                                                        Executive Officer











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